                                                               EXHIBIT (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------
                               GIVE THE
                               SOCIAL
                               SECURITY
FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
----------------------------------------------

----------------------------------------------
                               GIVE THE
                               EMPLOYER
                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
----------------------------------------------


 1.  An individual's account   The individual
 2.  Two or more individuals   The actual
     (joint account)           owner of the
                               account or, if
                               combined funds,
                               the first
                               individual on
                               the account(1)
 3.  Custodian account of a    The minor(2)
     minor (Uniform Gift to
     Minors Act)
 4.  a. The usual revocable    The
        savings trust account  grantor-trustee(1)
        (grantor is also
        trustee)
     b. So-called trust        The actual
     account that is not a     owner(1)
        legal or valid trust
        under State law
 5.  Sole proprietorship       The owner(3)
     account
----------------------------------------------
 6.  A valid trust, estate,    The legal
     or pension trust          entity (Do not
                               furnish the
                               identifying
                               number of the
                               personal
                               representative
                               or trustee
                               unless the
                               legal entity
                               itself is not
                               designated in
                               the account
                               title.)(4)
 7.  Corporate account         The corporation
 8.  Partnership account held  The partnership
     in the name of the
     partnership
 9.  Association, club,        The
     religious, charitable,    organization
     educational or other
     tax-exempt organization
10.  A broker or registered    The broker or
     nominee                   registered
                               nominee
11.  Account with the          The public
     Department of             entity
     Agriculture in the name
     of a public entity (such
     as a state or local
     government, school
     district or prison) that
     receives agricultural
     program payments
----------------------------------------------

(1) List all names first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List all names first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from withholding include:

 - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA) or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.

 - The United States or any state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing.

 - An international organization or any agency, or instrumentality thereof.

 - A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

 - A corporation.

 - A financial institution.

 - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

 - A real estate investment trust.

 - A common trust fund operated by a bank under Section 584(a) of the Code.

 - An entity registered at all times during the tax year under the Investment Company Act of 1940.

 - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

 - A futures commission merchant registered with the Commodity Futures Trading Commission.

 - A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

 - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

 - Payments to partnerships that are not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

 - Payments of patronage dividends not paid in money.

 - Payments made by certain foreign organizations.

 - Payments made by an ESOP in accordance with Section 404(k) of the Code.

Payments of interest generally exempt from backup withholding include:

 - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

 - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

 - Payments on tax-free covenant bonds under Section 1451 of the Code.

 - Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, write "EXEMPT" on the form, sign and date the form and return it to the payer.

PRIVACY ACT NOTICE. -- Section 6109 of the Code requires you to provide your correct taxpayer identification number to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and for verification of the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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